UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2019

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On April 24, 2019, Lynn L. Bourdon III, Chairman of the Board of Directors (the “Board”), President and Chief Executive Officer of American Midstream GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of American Midstream Partners, LP (the “Partnership”), resigned from all of his positions with the General Partner and its affiliates, such resignation to be effective on May 3, 2019. In connection with Mr. Bourdon’s resignation, the General Partner and Mr. Bourdon entered into a Separation and Release Agreement by and among the General Partner, Mr. Bourdon, and for purposes of Section 3 and Section 16 only, LB3 Services, a Texas general partnership (“LB3”), dated as of April 24, 2019 (the “Separation Agreement”).

Under the terms of the Separation Agreement, the General Partner agreed to pay Mr. Bourdon (i) a cash payment of $1,200,000, which represents the sum of Mr. Bourdon’s 2019 base salary plus his target annual cash bonus for 2019, less any applicable federal, state, and local withholdings, taxes and any other deductions required by law (ii) a cash payment in an amount equal to 12 months of COBRA continuation coverage for Mr. Bourdon and his dependents, less any applicable federal, state, and local withholdings, taxes and any other deductions required by law and (iii) a cash payment of $1,740,071, which represents payment for Mr. Bourdon’s 154,673 unvested phantom units pursuant to the General Partner’s Amended and Restated Long Term Incentive Plan (the “LTIP”), less any applicable federal, state, and local withholdings, taxes and any other deductions required by law. Mr. Bourdon will forfeit 200,000 options issued pursuant to the LTIP for no consideration. The Separation Agreement also provides for the General Partner’s repurchase of all vested Class C Units in the General Partner held by LB3 for $450,000. For the avoidance of doubt, all unvested Class C Units in the General Partner held by LB3 will be forfeited and canceled for no consideration. Mr. Bourdon is the sole partner of LB3. There were no disagreements between Mr. Bourdon and the Partnership or the General Partner or any officer or director of the Partnership or the General Partner which led to Mr. Bourdon’s resignation.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

In connection with Mr. Bourdon’s resignation, ArcLight Capital Partners, LLC (“ArcLight”) and Mr. Bourdon also entered into a Consulting Agreement, dated as of April 24, 2019 and effective as of May 3, 2019 (the “Consulting Agreement”), pursuant to which Mr. Bourdon will provide consulting services to ArcLight until December 31, 2019. Under the terms of the Consulting Agreement, Mr. Bourdon will receive compensation of $30,000 per month. Mr. Bourdon’s duties as a consultant will be to provide advice and services relating to ArcLight Energy Partners Fund V L.P.’s investment in the Partnership and other potential commercial and investment opportunities in the midstream segment.

Departure of Director

On April 24, 2019, effective May 3, 2019, Mr. Bourdon resigned from his position as a member and chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement, dated April 24, 2019 by and among American Midstream GP, LLC, Lynn L. Bourdon III and for purposes of Section 3 and Section 16 only, LB3 Services

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2019	AMERICAN MIDSTREAM PARTNERS, LP

	By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
	Name:	Eric Kalamaras
	Title:	Senior Vice President and Chief Financial Officer

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